Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of April 15, 2011 by and among PROASSURANCE CORPORATION (the “Borrower”), any additional Persons which become parties to this Security Agreement by executing a Supplement hereto in substantially the form of Annex I (together with the Borrower, the “Grantors”), and U.S. BANK NATIONAL ASSOCIATION in its capacity as administrative agent (the “Administrative Agent”) for the lenders party to the below-defined Credit Agreement (collectively, the “Lenders”).
PRELIMINARY STATEMENT
     The Borrower, the Administrative Agent and the Lenders are party to a Credit Agreement dated as of April 15, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Grantors are entering into this Security Agreement in order to secure their obligations under and in connection with Loans made pursuant to the Secured Borrowing Option under, and as defined in, Section 2.1.2 of the Credit Agreement and to induce the Lenders to continue extending credit to the Borrower pursuant to the Secured Borrowing Option under the Credit Agreement.
     ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Holders of Secured Obligations, hereby agree as follows:
ARTICLE I
DEFINITIONS
     1.1. Terms Defined in the Credit Agreement. All capitalized definitional terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
     1.2. Terms Defined in Delaware UCC. Terms defined in the Delaware UCC which are not otherwise defined in this Security Agreement are used herein as defined in the Delaware UCC.
     1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Preliminary Statement, the following terms shall have the following meanings:
     “Article” means a numbered article of this Security Agreement, unless another document or the Delaware UCC is specifically referenced.

     “Collateral” means account number 001050975707 maintained with U.S. Bank National Association and all amounts and items on deposit in or credited thereto, including, without limitation, all (i) cash, (ii) certificates of deposit and money market mutual funds of the Borrower or the applicable Grantor, in each case maintained with or issued by U.S. Bank National Association, (iii) commercial paper (other than commercial paper issued by U.S. Bank National Association), (iv) collateralized mortgage obligations or real estate mortgage investment conduit pass through securities, in any case issued by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, (v) Instruments, issued by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, that entitles the holder of, or beneficial owner under, the Instrument to the whole or any part of the rights or entitlements of a mortgagee and any other rights or entitlements in respect of a pool of mortgages or any money payable by mortgagors under those mortgages in relation to real estate mortgages, and the money payable to the holder of, or beneficiary owner under, the Instrument is based on actual or scheduled payments on the underlying mortgages, (vi) short-term obligations of, or fully guaranteed by, the United States of America, (vii) discount notes of U.S. government sponsored enterprises, including Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks and the Federal Farm Credit Banks and (viii) corporate or municipal bonds or similar long term Indebtedness, in each case whether constituting Deposit Accounts, Securities Accounts, Instruments, General Intangibles or Investment Property, and in each case together with all proceeds thereof.
     “Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Delaware UCC.
     “Default” means an event described in Section 5.1 hereof.
     “Delaware UCC” means the Delaware Uniform Commercial Code as in effect from time to time.
     “Deposit Accounts” shall have the meaning set forth in Article 9 of the Delaware UCC.
     “Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.
     “General Intangibles” shall have the meaning set forth in Article 9 of the Delaware UCC.
     “Holders of Secured Obligations” means the holders of the Secured Obligations from time to time and shall include, without limitation, each Lender, the Administrative Agent, and each of their Affiliates, together with their respective successors and transferees and assigns.
     “Instruments” shall have the meaning set forth in Article 9 of the Delaware UCC.
     “Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

     “Secured Obligations” means all Obligations corresponding with the Loans made pursuant to the Secured Borrowing Option, including, without limitation, all unpaid principal of and accrued and unpaid interest on such Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations in respect thereof, in each case owing to one or more Lenders or their respective Affiliates.
     “Securities Accounts” shall have the meaning set forth in Article 8 of the Delaware UCC.
     “Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
GRANT OF SECURITY INTEREST
     Each of the Grantors hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations, a security interest in all of such Grantor’s right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Borrower represents and warrants on the date of this Agreement and on any date on which representations or warranties are made or re-made under the Credit Agreement to the Administrative Agent and the Holders of Secured Obligations, and each Grantor that becomes a party to this Security Agreement pursuant to the execution of a Supplement in substantially the form of Annex I represents and warrants on the date of such supplement (after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Supplement), that:
     3.1. Title, Authorization, Validity and Enforceability. Such Grantor has good and valid rights in or the power to transfer the Collateral owned by it and title to such owned Collateral with respect to which it has purported to grant a security interest hereunder, free of all Liens except for Liens permitted under Section 4.1.6 hereof, and has full corporate, limited liability company, partnership or other entity, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Grantor of this Security Agreement have been duly authorized by proper corporate, limited liability company, partnership or, as applicable, other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of such Grantor and creates a security interest which is enforceable against such Grantor in all Collateral it now owns or hereafter acquires, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     3.2. Conflicting Laws and Contracts. Neither the execution and delivery by such Grantor of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Grantor, or (ii) such Grantor’s charter, articles, partnership agreement or by-laws (or similar constitutive documents), or (iii) the provisions of any indenture, instrument or agreement to which such Grantor is a party or is subject, or by which it, or its Property is bound, or conflict with or constitute a default thereunder, or result in or require the creation or imposition of any Lien in, of or on the property of such Grantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Holders of Secured Obligations).
     3.3. Principal Location. Such Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is disclosed in Exhibit “A”; such Grantor has no other places of business except those set forth in Exhibit “A”.
     3.4. No Other Names; Etc. Within the last five (5) years, such Grantor has not conducted business under any legal name, changed its jurisdiction of formation, merged with or into or consolidated with any other corporation, except as disclosed in Exhibit “A”. The name in which such Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents as filed with such Grantor’s jurisdiction of organization as of the date hereof.
     3.5. No Default. No Default or Event of Default exists.
     3.6. Filing Requirements. None of the Collateral owned by such Grantor is of a type for which security interests or liens may be perfected by filing under any federal statute.
     3.7. No Financing Statements. No valid financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed in any proper jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Holders of Secured Obligations as the secured party and (ii) in respect of Liens permitted by Section 6.16 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.16 of the Credit Agreement.
     3.8. Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Grantor’s federal employer identification number is, and if such Grantor is a registered organization, such Grantor’s State of organization, type of organization and State of organization identification number is, as follows:

	Federal Employer		State of	State
	Identification	Type of	Organization or	Organization
Grantor	Number	Organization	Incorporation	Number
ProAssurance Corporation	[ ]	corporation	Delaware	[ ]
ARTICLE IV
COVENANTS
     From the date of this Security Agreement and thereafter until this Security Agreement is terminated, the Borrower agrees, and from and after the effective date of any Supplement hereto substantially in the form of Annex I applicable to any Grantor (and after giving effect to supplements to each of the Exhibits hereto with respect to such subsequent Grantor as attached to such Supplement) and thereafter until this Security Agreement is terminated, each such subsequent Grantor agrees:
     4.1. General.
     4.1.1 Inspection. Each Grantor will permit the Administrative Agent or any Holder of Secured Obligations, by its representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the books of accounts and other financial records of such Grantor relating to the Collateral and (iii) to discuss the Collateral and the related records of such Grantor with, and to be advised as to the same by, such Grantor’s officers, at such reasonable times and intervals as the Administrative Agent or such Holder of Secured Obligations may designate.
     4.1.2 Taxes. Each Grantor will timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon the Collateral owned by such Grantor, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.
     4.1.3 Records and Reports; Notification of Default. Each Grantor shall keep proper books of record and account in which full, true and correct entries are made with respect to the Collateral owned by such Grantor, and furnish to the Administrative Agent, with sufficient copies for each of the Holders of Secured Obligations, such reports relating to the Collateral as the Administrative Agent shall from time to time reasonably request. Each Grantor will give prompt notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default.

     4.1.4 Financing Statements and Other Actions; Defense of Title. Each Grantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Grantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to grant or maintain a first perfected security interest in and, if applicable, Control of, the Collateral owned by such Grantor, subject to Liens permitted under Section 6.16 of the Credit Agreement, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.16 of the Credit Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its reasonable discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Administrative Agent herein. Each Grantor will take any and all actions necessary to defend title to the Collateral owned by such Grantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted hereunder.
     4.1.5 Disposition of Collateral. No Grantor will sell, lease or otherwise dispose of the Collateral owned by such Grantor except such Grantor may make sales, leases, transfers and dispositions that are permitted under the Credit Agreement until such time as a Default has occurred and is continuing.
     4.1.6 Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral owned by such Grantor except Liens permitted pursuant to Section 6.16 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.16 of the Credit Agreement.
     4.1.7 Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Grantor will (except as otherwise permitted hereunder or under the Credit Agreement):
(i)	preserve its existence in effect on the date hereof or such other date on which such Grantor becomes a party to this Security Agreement;

(ii)	not change its jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit “A;” and

(iv)	not (i) change its name or taxpayer identification number or (ii) change its mailing address,

unless, in each such case, such Grantor shall have given the Administrative Agent not less than 30 days’ prior written notice of such event or occurrence and the Administrative Agent shall have either (x) reasonably determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Grantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Grantor.
     4.1.8 Other Financing Statements. No Grantor will suffer to exist or authorize the filing of any valid financing statement naming it as debtor covering all or any portion of the Collateral owned by such Grantor, except any financing statement authorized under Section 4.1.4 hereof.
     4.2. Instruments. Upon the Administrative Agent’s request, after the occurrence and during the continuance of an Event of Default, each Grantor will deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) the originals of all Instruments constituting Collateral, marked with such legends and assigned as the Administrative Agent shall specify. The rights of the Administrative Agent under any allonge delivered in connection with any Instrument constituting Collateral shall be exercised only upon the occurrence and during the continuance of an Event of Default.
     4.3. Updating of Exhibits to Security Agreement. Each Grantor will provide to the Administrative Agent, concurrently with the delivery of the certificate of a financial officer of the Borrower as required by Section 6.1(ii) of the Credit Agreement, updated versions, as necessary, of the Exhibits to this Security Agreement. Each Grantor, in its discretion, may also from time to time provide additional updates to the Exhibits to this Security Agreement. Updated versions of Exhibits shall replace the prior versions thereof being updated. For the avoidance of doubt, the receipt of such updated Exhibits by the Administrative Agent shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.
ARTICLE V
DEFAULT
     5.1. The occurrence of any one or more of the following events shall constitute a Default:
     5.1.1 Any representation or warranty made or deemed made by a Grantor herein or which is contained in any certificate, document or financial or other statement furnished by such Grantor at any time under or in connection with this Security Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.

     5.1.2 The breach by any Grantor of any of the terms or provisions of Sections 4.1.5 or 4.1.6 or Article VII.
     5.1.3 The breach by any Grantor (other than a breach which constitutes a Default under Section 5.1.1 or 5.1.2 hereof) of any of the terms or provisions of this Security Agreement which is not remedied within 30 days after the giving of written notice to such Grantor by the Administrative Agent.
     5.1.4 Any material portion of the Collateral shall be transferred or otherwise disposed of, in any manner not permitted by Section 4.1.5 or 8.6 hereof.
     5.1.5 The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement.
     5.2. Acceleration and Remedies. Upon the acceleration of payment of any principal, interest or other obligations owing under or in connection with the Loan Documents, pursuant to Article VIII of the Credit Agreement, all principal, interest, fees and other amounts owing or outstanding under the Credit Agreement, and, to the extent provided for under any other Loan Documents, such obligations owing or outstanding under such Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and the Administrative Agent may, with the concurrence or at the direction of the Required Lenders, exercise any or all of the following rights and remedies:
     5.2.1 Those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document, provided that this Section 5.2.1 shall not be understood to limit any rights or remedies available to the Administrative Agent and the Holders of Secured Obligations prior to a Default.
     5.2.2 Those rights and remedies available to a secured party under the Delaware UCC (whether or not the Delaware UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.
     5.2.3 Without notice except as specifically provided in Section 8.1 hereof or elsewhere herein, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable.
The Administrative Agent, on behalf of the Holders of Secured Obligations, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
Notwithstanding the foregoing, the Administrative Agent and Lenders will be subject to those limitations on rights and remedies set forth in Article VIII of the Credit Agreement.

     5.3. Grantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Default, each Grantor will:
     5.3.1 Assembly of Collateral. Assemble and make available to the Administrative Agent the Collateral and all records relating thereto at any place or places specified by the Administrative Agent.
     5.3.2 Secured Party Access. Permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.
ARTICLE VI
WAIVERS, AMENDMENTS AND REMEDIES
     No delay or omission of the Administrative Agent or any Holder of Secured Obligations to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the (a) Required Lenders (or, if required under Section 8.3 of the Credit Agreement, all Lenders) and (b) each Grantor, and then only to the extent in such writing specifically set forth, provided that the addition of any Subsidiary as a Grantor hereunder by execution of a Supplement hereto in the form of Annex I (with such modifications as shall be acceptable to the Administrative Agent) shall not require receipt of any consent from or execution of any documentation by the Required Lenders or any other Grantor party hereto. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Holders of Secured Obligations until the Secured Obligations (excluding Unliquidated Obligations not then due) have been paid in full.
ARTICLE VII
PROCEEDS; COLLECTION OF RECEIVABLES
     7.1. Special Collateral Account. At any time after the occurrence and during the continuance of a Default, the Administrative Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Grantor shall have any control whatsoever over said cash collateral account. The Administrative Agent shall apply the collected balances in said cash collateral account promptly to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

     7.2. Application of Proceeds. Any proceeds of Collateral received by the Administrative Agent shall be applied pursuant to Section 2.1.2 of the Credit Agreement.
ARTICLE VIII
GENERAL PROVISIONS
     8.1. Notice of Disposition of Collateral; Condition of Collateral. Each Grantor hereby waives notice of the time and place of any public sale occurring during the continuance of a Default or the time after which any private sale or other disposition of all or any part of the Collateral may be made during the continuance of a Default. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article IX hereof, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.
     8.2. Secured Party Performance of Grantor’s Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation which any Grantor has agreed to (and failed to) perform or pay in this Security Agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 8.2. Each Grantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.
     8.3. Authorization for Secured Party to Take Certain Action. Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact (i) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) subject to the terms of Section 4.1.5 hereof, to enforce payment of the Instruments in the name of the Administrative Agent or such Grantor, (v) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VII and (vi) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document or which are being contested in good faith pursuant to any other Loan Document), and each Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

     8.4. Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.2, 5.3, or 8.6 or in Article VII hereof will cause irreparable injury to the Administrative Agent and the Holders of Secured Obligations, that the Administrative Agent and Holders of Secured Obligations have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Holders of Secured Obligations to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.4 shall be specifically enforceable against the Grantors.
     8.5. Entry onto Certain Premises. Upon the occurrence and during the continuance of a Default, the Administrative Agent shall be entitled, in its reasonable discretion, to enter any premises owned or leased by the Grantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral or records relating thereto are removed therefrom, whichever first occurs, without any obligation to pay any Grantor for such entry.
     8.6. Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 hereof and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5 hereof) shall be binding upon the Administrative Agent or the Holders of Secured Obligations unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.
     8.7. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Holders of Secured Obligations and their respective successors and permitted assigns (including all persons who become bound as a debtor to this Security Agreement), except that the Grantors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent.
     8.8. Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.
     8.9. Taxes and Expenses. Taxes, costs, fees and expenses in respect of this Security Agreement shall be paid by the Grantors as required by Section 9.6 of the Credit Agreement (with the understanding and agreement of each Grantor that, for purposes hereof, each Grantor shall have the same payment and reimbursement obligations as the Borrower under Section 9.6 even though such Grantor is not specifically referenced in Section 9.6). Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.
     8.10. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

     8.11. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Credit Agreement has terminated (subject to the survival of those terms that survive termination) pursuant to its express terms and (ii) all of the Secured Obligations have been paid in full in cash and performed in full and no commitments of the Administrative Agent or the Holders of Secured Obligations which would give rise to any Secured Obligations are outstanding.
     8.12. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.
     8.13. Choice of Law; Consent to Jurisdiction; Waiver of Jury Trial.
          8.13.1 CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF DELAWARE, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
          8.13.2 CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN DELAWARE IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY HOLDER OF SECURED OBLIGATIONS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN DELAWARE.
          8.13.3 WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH HOLDER OF SECURED OBLIGATIONS HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

     8.14. Indemnity. Each Grantor hereby agrees, jointly with the other Grantors and severally, to indemnify the Administrative Agent and the Holders of Secured Obligations, and their respective successors, assigns, agents and employees (the “Indemnified Parties”), from and against any and all liabilities, damages, penalties, suits, costs, and reasonable expenses of any kind and nature (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not an Indemnified Party is a party thereto) imposed on, incurred by or asserted against an Indemnified Party arising out of this Security Agreement, or arising out of or relating to the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by an Indemnified Party or any Grantor), provided that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such indemnitee; provided, that with respect to fees and expenses in respect of counsel for the Indemnified Parties in connection with any of the foregoing, the Grantors shall only be required to pay (on a joint and several basis) for the reasonable fees and expenses of one outside counsel (and up to one local counsel in each applicable local jurisdiction and any applicable regulatory counsel) for the Indemnified Parties, unless the Administrative Agent or a Holder of Secured Obligations (or its counsel) determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case the Administrative Agent and such Holder of Secured Obligations may have its own counsel which may be reimbursed in connection with the foregoing.
     8.15. Subordination of Intercompany Indebtedness. Each Grantor agrees that any and all claims of such Grantor against any other Grantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations; provided that, and not in contravention of the foregoing, so long as no Default has occurred and is continuing, such Grantor may make loans to and receive payments with respect to Intercompany Indebtedness from each such Obligor to the extent not prohibited by the terms of this Security Agreement and the other Loan Documents. Notwithstanding any right of any Grantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Grantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Secured Obligations and the Administrative Agent in those assets. No Grantor shall have any right to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than Unliquidated Obligations) shall have been fully paid and satisfied (in cash) and all Commitments of the Lenders under the Credit Agreement have terminated or expired. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other similar action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold (except to the extent not prohibited by the Loan Documents), then, and in any such event (such event being herein referred to as an

“Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Indebtedness of such Obligor to any Grantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than Unliquidated Obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Grantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Secured Obligations (other than Unliquidated Obligations) and the termination or expiration of all Commitments of the Lenders have been terminated or expired, such Grantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Grantor where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Grantor as the property of the Holders of Secured Obligations. If any such Grantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Grantor agrees that until the Secured Obligations (other than Unliquidated Obligations) have been paid in full (in cash) and satisfied and all Commitments of the Lenders have terminated or expired, no Grantor will assign or transfer to any Person (other than the Administrative Agent or the Borrower or another Grantor) any claim any such Grantor has or may have against any Obligor.
     8.16. Severability. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.
     8.17. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy or electronic mail (PDF) shall be effective as delivery of a manually executed counterpart of this Security Agreement.
     8.18. Release of Collateral. Notwithstanding Article VI hereof or anything to the contrary set forth herein, if Collateral is permitted to be sold, transferred or assigned by a Grantor pursuant to or in connection with a transaction permitted hereunder or under the Credit Agreement (such as, but not limited to, a permitted asset sale or a permitted sale of a Subsidiary), then the Administrative Agent shall release such Collateral from its Lien thereon; provided, that the Borrower shall deliver a written certificate to the Administrative Agent (upon which the Administrative Agent shall be entitled to conclusively rely) certifying that such transaction is permitted under the Credit Agreement, and providing evidence that reasonably supports such certification, prior to any such release. The Administrative Agent, at the Grantors’ sole cost and expense, shall deliver such documents and make such filings reasonably requested of it to further evidence such release. The security interest in the Collateral granted hereunder shall be released as provided under and in accordance with the terms of the Credit Agreement.

ARTICLE IX
NOTICES
     9.1. Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 13.1 of the Credit Agreement. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Grantors.
     9.2. Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties in accordance with Section 9.1.
ARTICLE X
THE ADMINISTRATIVE AGENT
     U.S. Bank National Association has been appointed Administrative Agent for the Holders of Secured Obligations hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Holders of Secured Obligations to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Administrative Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.
[SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, each of the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

PROASSURANCE CORPORATION, as a Grantor

By: Name:
Title:
Signature Page to Pledge and Security Agreement

U.S. BANK NATIONAL
ASSOCIATION, as Administrative Agent

By: Name:
Title:
Signature Page to Pledge and Security Agreement

EXHIBIT “A”
(See Sections 3.3 and 3.4 of Security Agreement)
Prior names, jurisdiction of formation, place of business (if Grantor has only one place of business), chief executive office (if Grantor has more than one place of business), mergers and mailing address:
[________]
[_________]
[_________]
[_________]
[_________]

ANNEX I
to
SUBSIDIARY
SECURITY AGREEMENT
          Reference is hereby made to the Pledge and Security Agreement (the “Agreement”), dated as of April 15, 2011 made by PROASSURANCE CORPORATION (the “Borrower”, and together with any additional Persons, including the undersigned, which become parties thereto by executing a Supplement in substantially the form hereof and after giving effect to any Persons released from the Agreement as permitted by the Agreement, the “Grantors”), in favor of the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Agreement. By its execution below, the undersigned, [NAME OF NEW GRANTOR], a [__________________________] [corporation/limited liability company/other] agrees to become, and does hereby become, a Grantor under the Agreement and agrees to be bound by such Agreement as if originally a party thereto. By its execution below, the undersigned hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Holders of Secured Obligations and (to the extent specifically provided the Agreement) their Affiliates, a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Collateral to secure the prompt and complete payment and performance of the Secured Obligations. The undersigned hereby represents and warrants as to itself that all of the representations and warranties contained in the Agreement are true and correct in all respects as of the date hereof. Except as modified pursuant to Schedule A hereto (to the extent such modifications are permitted under the Agreement), [NAME OF NEW GRANTOR] represents and warrants that the supplements to the Exhibits to the Agreement attached hereto are true and correct in all respects and such supplements set forth all information required to be scheduled under the Agreement. To the extent required under the Agreement, [NAME OF NEW GRANTOR] shall take all steps necessary to perfect, in favor of the Administrative Agent, a security interest in and lien against [NAME OF NEW GRANTOR]’s Collateral, including to the extent so required delivering all certificated Securities to the Administrative Agent, and taking all steps necessary to properly perfect the Administrative Agent’s interest in any uncertificated equity or membership interests.
     IN WITNESS WHEREOF, [NAME OF NEW GRANTOR], a [__________________] [corporation/limited liability company/other] has executed and delivered this Annex I counterpart to the Agreement as of this ___________ day of ____________, ___.

[NAME OF NEW GRANTOR]

By:
Title: